QuickLinks -- Click here to rapidly navigate through this document

Filed pursuant to Rule 424(b)(3)
SEC File No. 333-105388

PROSPECTUS

$21,000,000

MILLSTREAM ACQUISITION CORPORATION

3,500,000 units

        Millstream Acquisition Corporation is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business with significant growth potential. Our efforts in identifying a prospective target business will not be limited to a particular industry.

        This is an initial public offering of our securities. Each unit consists of:

  •
  one share of our common stock; and

  •
  two warrants.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination or August 25, 2004, and will expire on August 24, 2007, or earlier upon redemption.

        We have granted the underwriters a 45-day option to purchase up to 525,000 additional units solely to cover any over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution.

        There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol MSTMU on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and the warrants will be traded on the OTC Bulletin Board under the symbols MSTM and MSTMW, respectively.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions (1)	Proceeds, before expenses, to us
Per unit	$6.00	$0.60	$5.40
Total	$21,000,000	$2,100,000	$18,900,000
(1)
Includes a non-accountable expense allowance in the amount of 3% of the gross proceeds or $0.18 per unit ($630,000 in total) payable to EarlyBirdCapital, Inc.

        Of the net proceeds we receive from this offering, $17,850,000 ($5.10 per unit) will be deposited into trust with Continental Stock Transfer & Trust Company acting as trustee.

        We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about August 28, 2003.

EarlyBirdCapital, Inc.

August 25, 2003.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Prospectus Summary

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our" refer to Millstream Acquisition Corporation. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

        We are a blank check company organized under the laws of the State of Delaware on April 11, 2003. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business with significant growth potential. To date, our efforts have been limited to organizational activities. The implementation of our business plan is wholly contingent upon the successful sale of the units offered by this prospectus.

        Our efforts in identifying a prospective target business will not be limited to a particular industry. Instead, we intend to focus on various industries where changes in industrial technology provide particular opportunities for growth. Innovative industrial technologies have given small and medium-sized companies the ability not only to compete with larger organizations, but to leapfrog existing products, processes and services and establish new market leadership. We believe that companies with these types of innovations obtain a competitive edge and the opportunity for rapid and sustainable growth. Innovations of this nature occur frequently in chemicals and other material sciences, energy, medical products and manufacturing processes. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

        We believe that certain key trends create favorable circumstances for our acquisition of a target business. As a result of current market conditions, many privately held companies have been shut off from the public marketplace. Additionally, as the economy has slowed, many companies are attempting to divest non-core assets and divisions and valuations have decreased significantly. As a result, we believe that there are substantial opportunities to effect attractive acquisitions and that, as a well-financed public entity possessing broad investment and acquisition expertise, we are well positioned to identify target acquisitions and to effect a business combination.

        Arthur Spector, our chairman of the board, chief executive officer and president, is our sole executive officer. Robert E. Keith, Jr., Don K. Rice and Dr. Heinz C. Schimmelbusch, along with Mr. Spector, serve as directors on our board of directors. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise will enable us to successfully identify and effect an acquisition. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Of these individuals, only Mr. Spector and Mr. Keith have been principals of a public company that executed a business plan similar to our business plan. However, our directors have extensive experience acting as managing directors of private equity funds that invested their funds in, or acquired control of, private companies.

        Our offices are located at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087, and our telephone number is (610) 293-2511.

The Offering

Securities offered:	3,500,000 units, at $6.00 per unit, each unit consisting of:
• one share of common stock; and
• two warrants.
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. In no event will EarlyBirdCapital, Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including this audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.
Common stock:
Number outstanding before this offering	750,000 shares
Number to be outstanding after this offering	4,250,000 shares
Warrants:
Number outstanding before this offering	0
Number to be outstanding after this offering	7,000,000 warrants
Exercisability	Each warrant is exercisable into one share of common stock.
Exercise price	$5.00
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• August 25, 2004.
The warrants will expire at 5:00 p.m., New York City time, on August 24, 2007, or earlier upon redemption.
Redemption	We may redeem the outstanding warrants:
• in whole and not in part,
• at a price of $.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days' prior written notice of redemption, and
• if and only if the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.
Proposed OTC Bulletin Board symbols for our:
Units	MSTMU
Common stock	MSTM
Warrants	MSTMW
Offering proceeds to be held in trust:	$17,850,000 of the proceeds of this offering ($5.10 per unit) will be placed in a trust fund maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the effective date of this offering. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust fund (initially, approximately $860,000).
Since none of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed, the warrant exercise price will be paid directly to us.
Stockholders must approve business combination:	We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the vote of the public stockholders owning a majority of our outstanding shares.

Conversion rights for stockholders voting to reject a business combination:	Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed.
Liquidation if no business combination:	We will dissolve and distribute only to our public stockholders the amount in our trust fund plus any remaining net assets, if we do not effect a business combination within 18 months after the completion of this offering (or within 24 months from the completion of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after completion of this offering and the business combination has not yet been consummated within such 18 month period).
Escrow of management shares:	On the date of this prospectus, all of our officers and directors will place the shares they own before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these shares will not be released from escrow until August 25, 2006.

Risks

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider all of the risks set forth in the section entitled "Risk Factors" beginning on page 6 of this prospectus.

Summary Financial Data

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	April 30, 2003
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$25,039	$18,735,039
Total assets	$60,039	$18,735,039
Total liabilities	$35,000	—
Value of common stock which may be converted to cash ($5.10 per share)	—	$3,568,215
Stockholders' equity	$25,039	$15,166,824

        The as adjusted information gives effect to the sale of the units we are offering and the application of the estimated net proceeds from their sale.

        The working capital and total assets amounts include $17,850,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed to our public stockholders.

        If we effect a business combination, the conversion rights granted to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the 3,500,000 shares sold in this offering, or 699,650 shares of common stock, at an initial per-share conversion price of $5.10, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

  •
  the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination plus any interest accrued through the record date,

  •
  divided by the number of shares of common stock sold in the offering.

Risk Factors

        An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

We are a development stage company with no operating history and very limited resources and will be unable to continue our existence if we do not raise funds in this offering.

        We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust fund and our warrants will expire worthless.

        If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled "Effecting a business combination—Liquidation if no business combination."

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and our units are being offered at an initial price of $6.00 per unit, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled "Comparison to offerings of blank check companies" below.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.10 per share.

        Our placing of funds in trust may not protect those funds from third party claims against us. The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. If we liquidate before the completion of a business combination, Arthur Spector, our chairman of the board, chief executive officer and president, and Dr. Heinz C. Schimmelbusch, a director of ours, will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by the claims of various vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that these individuals could satisfy those obligations.

Since we have not currently selected a particular industry or any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled "Effecting a business combination—We have not identified a target business or target industry."

We may issue shares of our common stock and preferred stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

        Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Upon completion of this offering (assuming no exercise of the underwriters' over-allotment option), there will be 7,700,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, Inc., the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock may:

  •
  significantly reduce the equity interest of our stockholders;

  •
  likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

  •
  adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled "Effecting a business combination—Selection of a target business and structuring of a business combination."

It is likely that our current officers and directors will resign upon consummation of a business combination and we will have only limited ability to evaluate the management of the target business.

        Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some of our key personnel will remain associated in various capacities with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Although we intend to closely scrutinize the management of a prospective target business in connection with evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of management will prove to be correct.

Our officers and directors may allocate their time to other businesses which could cause a conflict of interest as to which business they present a viable acquisition opportunity.

        Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Some of these persons are now, and may in the future become, affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our directors and officers own shares of our securities which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        All of our directors and officers own stock in our company, but have waived their right to receive distributions upon liquidation. Additionally, Arthur Spector has agreed with the representative of the underwriters that he and certain of his affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

If our common stock becomes subject to the SEC's penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

        If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to certain rules under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors:

  •
  must make a special written suitability determination for the purchaser;

  •
  receive the purchaser's written agreement to a transaction prior to sale;

  •
  provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

  •
  obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

        If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

        The net proceeds from this offering will provide us with only approximately $18,710,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

  •
  solely dependent upon the performance of a single business, or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate a business combination with growth potential.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction; our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination; and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

        Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

        Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own approximately 17.6% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,039, or approximately $0.033 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.8% or $1.73 per share (the difference between the pro forma net tangible book value per share of $4.27, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

        In connection with this offering, as part of the units, we will be issuing warrants to purchase 7,000,000 shares of common stock. We will also issue an option to purchase 350,000 units to the representative of the underwriters. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and options could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and options may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and options could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

        Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 750,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states or within other jurisdictions.

        We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. If you are not an institutional investor, you must be a resident of these jurisdictions to purchase our securities in the offering. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky State securities laws and registration affecting this offering, please see the section entitled "State Blue Sky Information" below.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.

        Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

The lead underwriter in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

        EarlyBirdCapital, Inc., the lead underwriter in this offering, does not make a market in securities and will not be making a market in our securities. Following the completion of this offering, we believe certain broker-dealers other than EarlyBirdCapital will be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination

        If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in "government securities" with specific maturity dates. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Use of Proceeds

        We estimate that the net proceeds of this offering will be set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$21,000,000.00	$24,150,000.00
Offering expenses
Underwriting discount (7% of gross proceeds)	1,470,000.00	1,690,500.00
Underwriting non-accountable expense allowance (3% of gross proceeds)	630,000.00	724,500.00
Legal fees and expenses (including blue sky services and expenses)	100,000.00	100,000.00
Printing and engraving expenses	25,000.00	25,000.00
Accounting fees and expenses	20,000.00	20,000.00
Miscellaneous expenses	31,963.44	31,963.44
NASD registration fee	7,206.51	7,206.51
SEC registration fee	5,830.05	5,830.05
Net proceeds
Held in trust	17,850,000.00	20,685,000.00
Not held in trust	860,000.00	860,000.00

Total net proceeds	$18,710,000.00	$21,545,000.00

Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$200,000	(23.3%)
Payment of administrative fee to 400 Building LLC ($7,500 per month for two years)	180,000	(20.9%)
Due diligence of prospective target businesses	50,000	(5.8%)
Legal and accounting fees relating to SEC reporting obligations	40,000	(4.7%)
Working capital to cover miscellaneous expenses, D&O insurance and reserves	390,000	(45.3%)

Total	$860,000	(100%)

        $17,850,000, or $20,685,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust fund maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation.

        The payment to 400 Building LLC, an affiliate of Arthur Spector, our chairman, chief executive officer and president, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. We believe, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by 400 Building LLC is at least as favorable as we could have obtained from an unaffiliated person.

        We intend to use the excess working capital (approximately $390,000) for director and officer liability insurance premiums (approximately $125,000 for the twenty-four month period commencing on the date of this prospectus), with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates.

        To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

        Arthur Spector, our chairman of the board, chief executive officer and president, has advanced to us approximately $35,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. These advances will be repaid out of the gross proceeds of this offering.

        The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be invested in general debt obligations of the United States Government or other high-quality, short-term interest-bearing investments so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

        We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

        Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay 400 Building LLC, the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finders and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

        A public stockholder will be entitled to receive funds from the trust fund (including interest earned on her portion of the trust fund) only in the event of our liquidation or if she were to seek to convert her shares into cash in connection with a business combination which she voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

Dilution

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

        At April 30, 2003, our net tangible book value was $25,039, or approximately $.03 per share of common stock. After giving effect to the sale of 3,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 699,650 shares of common stock which may be converted into cash) at April 30, 2003 would have been $15,166,824 or $4.27 per share, representing an immediate increase in net tangible book value of $4.24 per share to the existing stockholders and an immediate dilution of $1.73 per share or 28.8% to new investors not exercising their conversion rights.

        The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	.03
Increase attributable to new investors	4.24

Pro forma net tangible book value after this offering		4.27

Dilution to new investors		$1.73

        Our pro forma net tangible book value after this offering has been reduced by $3,568,215 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

        The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	750,000	17.6%	$25,039	0.1%	$0.03
New investors	3,500,000	82.4%	$21,000,000	99.9%	$6.00

	4,250,000	100%	$21,025,039	100.0%

Capitalization

        The following table sets forth our capitalization at April 30, 2003 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	April 30, 2003
	Actual	As Adjusted
Common stock, $.0001 par value, -0- and 699,650 shares which are subject to possible conversion, shares at conversion value	$—	$3,568,215

Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—

Common stock, $.0001 par value, 20,000,000 shares authorized; 750,000 shares issued and outstanding; 3,550,350 shares issued and outstanding (excluding 699,650 shares subject to possible conversion), as adjusted	75	355
Additional paid-in capital	24,964	15,166,469

Total stockholders' equity:	$25,039	$15,166,469

Total capitalization	$25,039	$18,735,039

        If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for determination of stockholders entitled to vote on the business combination, inclusive of any interest thereon, divided by the number of shares sold in this offering.

Management's Discussion and Analysis
of Financial Condition and Results of Operations

        We were formed on April 11, 2003, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

        We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

        We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $820,000, including $630,000 evidencing the underwriters' non-accountable expense allowance of 3% of the gross proceeds, and underwriting discounts of approximately $1,470,000, will be approximately $18,710,000, or $21,545,000 if the underwriters' over-allotment option is exercised in full. Of this amount, $17,850,000, or $20,685,000 if the underwriters' over-allotment option is exercised in full, will be held in trust and the remaining $860,000, in either case, will ot be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, we will have sufficient available funds outside of the trust fund to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for the administrative fee payable to 400 Building LLC ($7,500 per month for two years), $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $390,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $125,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if it is required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

        We are obligated, commencing on the date of this prospectus, to pay to 400 Building LLC, an affiliate of Arthur Spector, our chairman of the board, chief executive officer and president, a monthly fee of $7,500 for general and administrative services. In addition, on April 28, 2003, Mr. Spector advanced $35,000 to us, on a non-interest bearing basis, for payment on our behalf of offering expenses. We intend to repay this loan out of the proceeds of this offering.

Proposed Business

Introduction

        We are a blank check company formed to serve as a vehicle for the acquisition of a target business which we believe has significant growth potential. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

Current trends

        As a result of the decline in the United States equity markets over the past two years, many privately held companies have been shut off from the public marketplace. Additionally, as the economy has slowed, many companies are attempting to divest non-core assets and divisions and valuations of these assets and divisions have decreased significantly. Due to these factors, we believe that there are substantial opportunities to effect attractive acquisitions and that, as a well-financed public entity possessing broad investment and acquisition expertise, we are well positioned to identify target acquisitions and to effect a business combination to take advantage of these current trends.

Effecting a business combination

  General

        Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

  We have not identified a target business or target industry

        Our efforts in identifying a prospective target business will not be limited to a particular industry and we may ultimately acquire a business in any industry we deem appropriate. We intend to focus on various industries where changes in industrial technology provide particular opportunities for growth. Innovative industrial technologies have given small and medium-sized companies the ability not only to compete with larger organizations, but to leapfrog existing products, processes and services and establish new market leadership. We believe that companies with these types of innovations obtain a competitive edge and the opportunity for rapid and sustainable growth. Innovations of this nature occur frequently in chemicals and other material sciences, energy, medical products and manufacturing processes. To date, we have not selected any target business on which to concentrate our search for a business combination. While we intend to focus on target businesses in the United States, we are not limited to those entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder's fee or other compensation. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder's fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

  Selection of a target business and structuring of a business combination

        Subject to the requirement that our initial business combination must be with a target business with a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

  •
  financial condition and results of operation;

  •
  growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  stage of development of the products, processes or services;

  •
  degree of current or potential market acceptance of the products, processes or services;

  •
  proprietary features and degree of intellectual property or other protection of the products, processes or services;

  •
  regulatory environment of the industry; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

        We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies' stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

        The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

  Fair Market Value of Target Business

        The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business does have sufficient fair market value.

  Probable lack of business diversification

        While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may

  •
  subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

  •
  result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

  Limited ability to evaluate the target business' management

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of business combination

        Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

  Conversion rights

        At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have her shares of common stock converted to cash if she votes against the business combination and the business combination is approved and completed. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on the business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Any public stockholder who converts her stock into her share of the trust fund still has the right to exercise the warrants that she received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

  Liquidation if no business combination

        If we do not complete a business combination within 18 months after the completion of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust fund with respect to our warrants.

        If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the initial per-share liquidation price would be $5.10, or $0.90 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.10, plus interest, due to claims of creditors. If we liquidate prior to the consummation of a business combination, Arthur Spector, our chairman of the board, chief executive officer and president, and Dr. Heinz Schimmelbusch, a director of ours, will be personally liable to pay debts and obligations to vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

        If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the completion of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

        Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

Competition

        In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

  •
  our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

  •
  our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

  •
  our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

        If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

        We maintain our executive offices at 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087. The cost for this space is included in the $7,500 per-month fee 400 Building LLC charges us for general and administrative services pursuant to a letter agreement between us and 400 Building LLC. We believe, based on rents and fees for similar services in the Philadelphia metropolitan area, that the fee charged by 400 Building LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We have four directors and one officer. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Mr. Spector will devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

        We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

        We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

        The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms under a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$17,850,000 of the net offering proceeds will be deposited into a trust fund maintained by Continental Stock Transfer & Trust Company.
$17,010,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	Proceeds will be invested in U.S. government securities or other high-quality, short term interest-bearing investments.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC an audited balance sheet reflecting our receipt of the proceeds of this offering.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus, and, accordingly, will only be exercised after the trust fund has been terminated and distributed.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.
A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 days and no more than 45 days from the effective date of the post-effective amendment, to decide whether she elects to remain a stockholder of the company or require the return of her investment. If the company has not received the notification by the end of the 45 days, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline
	A business combination must occur within 18 months after the completion of this offering or within 24 months after the completion of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds
	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Management

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Arthur Spector	62	Chairman of the Board, Chief Executive Officer and President
Robert E. Keith, Jr.	61	Director
Don K. Rice	55	Director
Dr. Heinz C. Schimmelbusch	59	Director

        Arthur Spector has been our chairman of the board, chief executive officer and president since our inception. From March 1995 to October 2002, Mr. Spector served as chairman of the board of Neoware Systems, Inc., a manufacturer of sophisticated computer appliances and related software, and from May 1996 until June 1997, he also served as its president and chief executive officer. Neoware Systems was originally known as Information Systems Acquisition Corp., a blank check company with an objective to acquire an operating business in the information systems industry. Information Systems Acquisition Corp. was formed in 1992 and from its inception until it merged with Human Designed Systems, Inc., a subsidiary of Neoware Systems, Mr. Spector was its chairman of the board, president and chief executive officer. In this role, Mr. Spector directed the completion of a public offering which raised gross proceeds of approximately $13.8 million. Mr. Spector has also served as a director of Docucorp International, a public document automation company, since 1997. Mr. Spector has been a director of Metallurg Holdings, Inc. and Metallurg, Inc. since July 1998 and has been executive vice president of Metallurg Holdings since July 1998 and treasurer since August 2000. He was elected vice chairman of the board of Metallurg Holdings and Metallurg, Inc. in November 2002. Metallurg Holdings is a holding company of Metallurg, Inc., a company that produces and sells specialty metals, alloys and chemicals. Mr. Spector received a B.S. from the Wharton School of Finance at the University of Pennsylvania and a J.D. from The University of Pennsylvania Law School.

        Mr. Spector has extensive experience in mergers and acquisitions and managing private equity funds. Since 1997, he has served as managing director of the general partner and of the management company of Safeguard International Fund L.P., a private equity fund investing primarily in controlling positions in industrial companies in North America and Europe. From 1995 to 1996, Mr. Spector served as director of acquisitions of Safeguard Scientifics, Inc., a public company that owns controlling interests in and operates numerous private companies. From 1997 to 1998, Mr. Spector served as a managing director of TL Ventures LLC, a fund management company organized to manage the day-to-day operations of several of the TL Ventures funds which invest in companies in the internet, software, information technology, communications and life science industries.

        Robert E. Keith, Jr. has been a member of our board of directors since our inception. Since 1988, Mr. Keith has been a managing director of TL Ventures, L.P., its predecessor entity and related entities that serve as the management companies for several of the TL Ventures funds. He has served as president of TL Ventures, Inc., a successor to Technology Leaders Management, Inc., a private equity capital management company, since 1991 and as its chief executive officer since 1996. From its inception until it merged with Human Designed Systems, Mr. Keith served as vice president, treasurer and secretary and a director of Information Systems. Since October 2001, Mr. Keith has served as chairman of the board of directors of Safeguard Scientifics and served as its vice chairman from February 1999 through September 2001. He was also a member of the office of the chief executive of Safeguard Scientifics from April 2001 through October 2001. Mr. Keith is also the chairman of the management companies for, and a senior advisor to and co-founder of, EnerTech Capital Partners and EnerTech Capital Partners II, venture capital funds that invest in technology and service companies related to energy, communications and the broader utilities marketplace. Since 1996, Mr. Keith has served as a director of Internet Capital Group, Inc., a public company that provides software solutions and related services to businesses, and served as its chairman of the board from 1996 through December 2001. Mr. Keith received a B.A. from Amherst College and J.D. from Temple University.

        Don K. Rice has been a member of our board of directors since our inception. Mr. Rice is the managing partner of Rice Sangalis Toole & Wilson, a privately held firm that through limited partnerships invests primarily in the subordinated debt of middle market companies located throughout the United States, which he co-founded in 1989. Prior to forming Rice, Sangalis Toole & Wilson, Mr. Rice was president and chief executive officer of First Texas Merchant Banking Group, a firm which specialized in providing subordinated debt financing, and a vice president of PruCapital, Inc., an investment subsidiary of The Prudential Insurance Company of America. Mr. Rice received a B.B.A. and M.B.A. from the University of Texas.

        Dr. Heinz C. Schimmelbusch has been a member of our board of directors since our inception. Since 1997, he has served as managing director of the general partner and of the management company of Safeguard International. Since April 2003, Dr. Schimmelbusch has served as chairman of the board and chief executive officer of Timminco Limited, a publicly held Canadian company that manufactures and supplies magnesium products. Since July 1998, Dr. Schimmelbusch has served as chairman of the board and a director of Metallurg, Inc. and has served as its chief executive officer since November 2002. He has also served as president, chief executive officer and a director of Metallurg Holdings, Inc., since July 1998. Dr. Schimmelbusch is also chairman and chief executive officer of Allied Resource Corporation, a global technology and engineering group. Dr. Schimmelbusch also served as a member of the Presidency of the Federation of German Industries (BDI) in Cologne, Germany and chairman of its Environmental Committee and a member of the Presidency of the International Chamber of Commerce (ICC) in Paris, France. He also chaired the International Advisory Committee of the Austrian Chancellor for which he was awarded the Golden Cross of Honor for services to the Republic of Austria. Dr. Schimmelbusch received a B.A., M.A. and Ph.D. in economics from the University of Tubingen, Germany.

        Collectively, through their positions described above, our directors have extensive experience acting as managing directors of private equity funds that invested their funds in, or acquired control of, private companies.

        Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Dr. Heinz Schimmelbusch and Robert E. Keith Jr., will expire at our next annual meeting of stockholders. The term of office of the second class of directors, consisting of Arthur Spector and Don K. Rice, will expire at the following annual meeting.

        Our board of directors established an audit committee comprised of Messrs. Keith and Rice, with Mr. Keith acting as the chairman. Our audit committee appoints, retains, sets compensation of, and supervises our independent accountants, reviews the results and scope of the audit and other accounting related services and reviews our accounting practices and systems of internal accounting and disclosure controls.

Executive Compensation

        No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay 400 Building LLC a fee of $7,500 per month for providing us with office space and certain office and secretarial services. Other than this $7,500 per-month fee, no compensation of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

        Potential investors should be aware of the following potential conflicts of interest:

  •
  None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

  •
  Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

  •
  Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations he might have or new fiduciary obligations related to or affiliated with entities to whom he has pre-existing fiduciary obligations, including, but not limited to, fiduciary obligations to next generation, follow-on or successor entities to any entities to which the individual has pre-existing obligations.

        Each of our directors have, to a certain degree, pre-existing fiduciary obligations. Dr. Schimmelbusch and Mr. Spector have pre-existing fiduciary obligations to Safeguard International Fund L.P. as they are each managing directors of the general partner and of the management company of the fund. Safeguard International Fund does not presently have funds available for new investments. Furthermore, Safeguard International Fund does not presently intend to consummate a fundraising or to establish successor funds during the next eighteen months. Accordingly, although Dr. Schimmelbusch and Mr. Spector have pre-existing fiduciary obligations to Safeguard International Fund, the potential for conflicts of interest due to these pre-existing obligations is minimal.

        Mr. Rice has a pre-existing fiduciary obligation to Rice Sangalis Toole & Wilson as he is the managing partner of this firm. Rice Sangalis Toole & Wilson does not presently have funds available for new loans and does not presently intend to consummate a fundraising or to establish successor limited partnerships during the next eighteen months. Furthermore, Rice Sangalis Toole & Wilson primarily makes minority ownership investments in subordinated debt of middle market companies, which is different from our plan to acquire a target business. Accordingly, although Mr. Rice has a pre-existing fiduciary obligation to Rice Sangalis Toole & Wilson, the potential for conflicts of interest due to this pre-existing obligation is minimal.

        Mr. Keith has a pre-existing fiduciary obligation to the TL Ventures and EnerTech Capital Partners families of funds including Radnar Venture Partners, Technology Leaders, Technology Leaders II, TL Ventures III, TL Ventures IV, TL Ventures V, EnerTech Capital Partners and EnerTech Capital Partners II and related entities. To the extent that Mr. Keith identifies business opportunities that may be suitable for any of these entities, he will honor his pre-existing fiduciary obligations to these entities and any of their successors. Accordingly, he may not present opportunities to Millstream that otherwise may be attractive to it unless each of these entities has declined to accept such opportunities.

        In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering.

        To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial perspective.

Prior Involvement of Principals in Blank Check Companies

        Arthur Spector and Robert E. Keith, Jr. are our only directors who have been principals of another company that has completed an offering similar to this offering and executed a business plan similar to our business plan. Mr. Spector and Mr. Keith directed the completion of a public offering of Information Systems Acquisition Corp., a blank check company with an objective to acquire an operating business in the information systems industry, on March 25, 1993, which raised gross proceeds of $13.8 million at an offering price of $6.00 per unit.

        From its inception until it merged with Human Designed Systems, Inc. (the predecessor of Neoware Systems, Inc.) on March 2, 1995, Mr. Spector was Information Systems' chairman of the board, president and chief executive officer. During this period, Mr. Spector did not receive any salary for his services to Information Systems. However, Safeguard Scientifics, Inc., an affiliate of Mr. Spector's, received a $5,000 per month fee from Information Systems for use of office space and administrative services. Pursuant to the merger agreement with Human Designed Systems, all of the outstanding shares of Human Designed were converted into the right to receive a total of 2,810,000 shares of Information Systems Acquisition Corp.'s common stock, 618,200 redeemable common stock purchase warrants and $5,500,000 in cash. Information System Acquisition Corp's remaining cash, by way of merger, became working capital of Neoware Systems. At the time of the acquisition, Messrs. Spector and Keith held 90,000 and 75,000 shares of Neoware Systems, respectively, which, based on the market price at the time of acquisition, was valued at $562,500 and $468,750, respectively. Neoware Systems is a manufacturer of sophisticated computer appliances and related software and is traded on the Nasdaq National Market under the symbol NWRE.

        Mr. Spector remained as chairman of the board of Neoware Systems until December 2002, at which time he determined not to stand for re-election as a director at Neoware System's annual shareholders' meeting. Mr. Spector also acted as chief executive officer and president from May 1996 (after the then chief executive officer died) until June 1997. During the period following the consummation of Information Systems' initial public offering until the expiration of his term in December 2002, Mr. Spector received options to purchase an aggregate of 97,500 shares of Neoware common stock, all of which had exercise prices equal to the fair market value of the common stock on the date of grant. Additionally, from May 1996 until June 1997, Mr. Spector received a salary of approximately $60,000 per annum in connection with his acting as chief executive officer and president. Mr. Spector has sold all of the securities of Information Systems Acquisition Corp. he owned for aggregate gross proceeds of approximately $3,561,000 and taxable profits of approximately $1,675,000.

        From its inception until it merged with Human Designed Systems, Mr. Keith was Information Systems' vice president, treasurer and secretary and a member of its board of directors. During this period of time, Mr. Keith did not receive any salary or option grants for his services to Information Systems. Upon consummation of the merger with Human Designed Systems, Mr. Keith voluntarily resigned from all of his positions with the company. Mr. Keith has sold all of the securities of Information Systems Acquisition Corp. he owned for aggregate gross proceeds and profits of approximately $600,000.

Principal Stockholders

        The following table sets forth information regarding the beneficial ownership of our common stock as of August 25, 2003, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, by:

  •
  each person known by us to be the owner of more than 5% of our outstanding shares of common stock;

  •
  each of our officers and directors; and

  •
  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Before Offering	After Offering
Arthur Spector(2)(3)	360,000	48.0%	8.5%
Spector Family Trust(4)	180,000	24.0%	4.2%
Dr. Heinz C. Schimmelbusch(3)(5)	150,000	20.0%	3.5%
Robert E. Keith, Jr.(3)(6)	20,000	2.7%	*
Don K. Rice(3)(7)	20,000	2.7%	*
All directors and executive officers as a group (4 individuals)	550,000	73.3%	12.9%

*
Less than 1%.

(1)
Unless otherwise indicated, the business address of each of the individuals is 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

(2)
Arthur Spector is our chairman of the board, chief executive officer and president.

(3)
Each of these individuals is a director of ours.

(4)
The Spector Family Trust is a trust established by Mr. Spector and his wife for the benefit of his descendants. Adam B. Spector and Jeremy D. Spector, Mr. Spector's adult sons, are co-trustees of the trust.

(5)
The business address of Mr. Schimmelbusch is c/o Safeguard International Fund L.P., 435 Devon Park Drive, Building 400, Wayne, Pennsylvania 19087.

(6)
The business address of Mr. Keith is 435 Devon Park Drive, Building 700, Wayne, Pennsylvania 19087.

(7)
The business address of Mr. Rice is 517 Fishers Road, Bryn Mawr, Pennsylvania 19010.

        Upon completion of this offering, our existing stockholders, which includes all of our officers and directors, collectively, will beneficially own approximately 17.6% of the then issued and outstanding shares of our common stock. These stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

        All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

  •
  three years following the date of this prospectus;

  •
  our liquidation; or

  •
  the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

        Mr. Arthur Spector has agreed with the representative of the underwriters that after this offering is completed and within the first twenty days after separate trading of the warrants has commenced, he or certain of his affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.65 per warrant. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. determines that an earlier date is acceptable. In no event will EarlyBirdCapital, Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the proceeds of this offering. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination and are ultimately forced to liquidate.

        Messrs. Arthur Spector, the Spector Family Trust and Heinz Schimmelbusch may be deemed to be our "parents" and "promoters," as these terms are defined under the Federal securities laws.

Certain Transactions

        Prior to the date of this prospectus, we issued 360,000 shares of our common stock to Arthur Spector, our chairman, chief executive officer and president, at a purchase price of approximately $.06944 per share. We also issued a total of 370,000 shares of our common stock to the Spector Family Trust and Messrs. Schimmelbusch, Keith and Rice at a purchase price of $0.0001 per share as set forth below:

Name	Number of Shares	Relationship to Us
Arthur Spector	360,000	Chairman of the Board, Chief Executive Officer and President
Spector Family Trust	180,000	Stockholder
Dr. Heinz C. Schimmelbusch	150,000	Director
Robert E. Keith, Jr.	20,000	Director
Don K. Rice	20,000	Director

        The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

        400 Building LLC, an affiliate of Arthur Spector, our chairman of the board, chief executive officer and president, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay 400 Building LLC $7,500 per month for these services. Arthur Spector is the sole member and sole manager of 400 Building LLC.

        Mr. Spector has made advances aggregating $35,000 to us as of the date of this prospectus to cover expenses related to this offering. The loan will be payable without interest on the earlier of May 1, 2004 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering.

        We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

        Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

        All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

Description Of Securities

General

        We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 750,000 shares of common stock are outstanding, held of record by six persons and entities. No shares of preferred stock are currently outstanding.

Units

        Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital, Inc. informs us of its decision to allow earlier separate trading, provided that in no event can the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K.

Common stock

        Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our outstanding common stock. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

        We will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in this offering vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise conversion rights discussed below.

        Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available.

        If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

        Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that each public stockholder has the right to have her shares of common stock converted to cash equal to her pro rata share of the trust fund if she votes against the business combination and the business combination is approved and completed. Any public stockholder who converts her stock into her share of the trust fund still has the right to exercise the warrants that she received as part of the units.

Preferred stock

        Our certificate of incorporation authorizes the issuance of 1,000,000 shares of a blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

        No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

  •
  the completion of a business combination; or

  •
  one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

        We may call the warrants for redemption,

  •
  in whole and not in part,

  •
  at a price of $.01 per warrant at any time after the warrants become exercisable,

  •
  upon not less than 30 days' prior written notice of redemption to each warrantholder, and

  •
  if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. Reference is made to the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants, under the terms of the warrant agreement. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

        No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, we will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

        Upon the completion of this offering, we will have 4,250,000 shares of common stock outstanding, or 4,775,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 3,500,000 shares sold in this offering, or 4,025,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 750,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to April 2004. Notwithstanding this, all of those shares have been placed in escrow for a period of three years from the date of this prospectus and will only be released prior to that date under certain limited circumstances.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 42,500 shares immediately after this offering (or 47,750 if the underwriters' exercise their over-allotment option); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC Position on Rule 144 Sales

        The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

  Registration Rights

        The holders of our 750,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting

        In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital, Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.	1,465,000
Ladenburg Thalman & Co. Inc.	580,000
Maxim Group LLC	380,000
GunnAllen Financial, Inc.	380,000
Joseph Stevens & Co., Inc.	290,000
Wien Securities Corp.	290,000
Hill, Thompson, Magid LP	115,000

Total	3,500,000

        A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

        We will offer and sell the units for retail sales only in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective. Additionally, we believe that the units, upon completion of this offering, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states based upon the registration of the units, common stock and warrants in those states or the availability of an applicable exemption from the state's registration requirements:

  •
  immediately in Alabama, Colorado, Delaware, the District of Columbia, Florida, Georgia, Illinois, Kentucky, Maryland, New York, Pennsylvania, Rhode Island and Wisconsin;

  •
  commencing 90 days from the date of this prospectus in Iowa, Maine, Missouri, Nevada, New Mexico; and

  •
  commencing 180 days from the date of this prospectus in Massachusetts.

        We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market. If you are not an institutional investor, you may purchase our securities in this offering or in any subsequent trading market which may develop, only in the jurisdictions described above.

        Institutional investors in every state except in Idaho and South Dakota may purchase the units in this offering and in the secondary market pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Pricing of Securities

        We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $0.30 per unit and the dealers may reallow a concession not in excess of $0.10 per unit to other dealers. Upon completion of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representative.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

        We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 525,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

        The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$21,000,000	$24,150,000
Discount	$0.42	$1,470,000	$1,690,500
Non Accountable Expense Allowance	$0.18	$630,000	$724,500
Proceeds before expenses(1)	$5.40	$18,900,000	$21,735,000

(1)
The offering expenses are estimated at $190,000.

Purchase Option

        We have agreed to sell to the representative, for $100, an option to purchase up to a total of 350,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.00 (120% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $9.90 per unit commencing on the later of the consummation of a business combination or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a period of two years following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

        We have engaged the representative, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative's services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

  •
  the market price of the underlying shares of common stock is lower than the exercise price;

  •
  the holder of the warrants has not confirmed in writing that the underwriters solicited her exercise;

  •
  the warrants are held in a discretionary account;

  •
  the warrants are exercised in an unsolicited transaction; or

  •
  the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Shares

        Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

  •
  Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

  •
  Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

  •
  Penalty Bids. If the representative sells shares in the open market in a stabilizing transaction or syndicate coverage transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those securities as part of this offering.

        Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

        Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

        We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

        Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after completion of this offering, but if we do, we may pay the underwriters a finder's fee that would be determined at that time in an arm's length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid prior to the one year anniversary of this prospectus.

        We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

        All of our existing stockholders have agreed that, until March 18, 2006, they will not negotiate with or engage any investment banking firm or underwriter other than EarlyBirdCapital, Inc. with respect to any public financing for any company with a business plan similar to ours with which they are affiliated.

Legal Matters

        The validity of the securities offered in this prospectus are being passed upon for us by Klehr, Harrison, Harvey, Branzburg & Ellers LLP, Philadelphia, Pennsylvania. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

Experts

        The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

Where You Can Find Additional Information

        We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

Index to Financial Statements

Report of Independent Certified Public Accountants	F-2
Financial statements
Balance sheet	F-3
Statement of cash flows	F-4
Notes to financial statements	F-5 – F-6

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Millstream Acquisition Corporation
Wayne, Pennsylvania

        We have audited the accompanying balance sheet of Millstream Acquisition Corporation (a corporation in the development stage) as of April 30, 2003, and the related statement of cash flows for the period April 11, 2003 (inception) to April 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millstream Acquisition Corporation as of April 30, 2003, and the results of its cash flows for the period April 11, 2003 (inception) to April 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/  BDO SEIDMAN, LLP
Philadelphia, Pennsylvania
May 1, 2003, except for Note 2 as to which
the date is July 25, 2003

MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development)

BALANCE SHEET

April 30, 2003
ASSETS
Cash	$60,039

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable, stockholder (Note 3)	$35,000

Commitment (Note 4)
Stockholders' equity (Notes 1, 2 and 5)
Preferred stock, $.0001 par value Authorized 1,000,000 shares; none issued (Note 5)	—
Common stock, $.0001 par value Authorized 20,000,000 shares; issued and outstanding 750,000 shares	75
Additional paid-in capital	24,964

Total stockholders' equity	25,039

Total liabilities and stockholders' equity	$60,039

See accompanying notes to financial statements.

MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development)

STATEMENT OF CASH FLOWS

April 11, 2003 (inception) to April 30, 2003
Cash flows from financing activities
Proceeds from note payable, stockholder	$35,000
Proceeds from sale of 750,000 shares of common stock to initial stockholders at an average of $.0334 per share	25,039

Net cash provided by financing activities	60,039
Cash at beginning of period	—

Cash at end of period	$60,039

See accompanying notes to financial statements.

MILLSTREAM ACQUISITION CORPORATION
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1.    Organization and Business Operations

        Millstream Acquisition Corporation ("Company") was incorporated in Delaware on April 11, 2003 as a blank check company whose objective is to acquire an operating business in an industry not yet determined. The Company's initial stockholders purchased 750,000 common shares, $.0001 par value, for $25,039 on April 14, 2003. At April 30, 2003, the Company had not yet commenced any operations and, accordingly, a statement of operations has not been presented. All activity through April 30, 2003 relates to the Company's formation. The Company has selected December 31, as its fiscal year-end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in an industry yet to be determined ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account ("Trust Fund") and invested in government securities until the earlier of (i) the consummation of its first Business Combination or (ii) liquidation of the Company. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Proposed Offering, vote against the Business Combination, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 750,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, all of these voting safeguards will no longer be applicable.

        With respect to the first Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company redeem his shares. The per share redemption price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek redemption of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders.

        The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

2.    Proposed Public Offering

        The Proposed Offering calls for the Company to offer for public sale up to 3,500,000 units ("Units"). Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the date of the prospectus. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 day trading day period ending on the third day prior to date on which notice of redemption is given.

3.    Note Payable, Stockholder

        The Company issued a $35,000 unsecured promissory note to a stockholder on April 28, 2003. The note is non-interest bearing and is payable on the earlier of May 1, 2004 or the consummation of the Company's initial public offering.

4.    Commitment

        The Company presently occupies office space provided by an affiliate of an Initial Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

5.    Preferred Stock

        The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

        Until October 10, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

$21,000,000

Millstream Acquisition Corporation

3,500,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

August 25, 2003

QuickLinks

Table Of Contents
Prospectus Summary
Summary Financial Data
Risk Factors
Use of Proceeds
Dilution
Capitalization
Management's Discussion and Analysis of Financial Condition and Results of Operations
Proposed Business
Management
Principal Stockholders
Certain Transactions
Description Of Securities
Underwriting
Legal Matters
Experts
Where You Can Find Additional Information
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) Index to Financial Statements
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development) BALANCE SHEET
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development) STATEMENT OF CASH FLOWS
MILLSTREAM ACQUISITION CORPORATION (a corporation in the development stage) NOTES TO FINANCIAL STATEMENTS